Exhibit 99.1

News Release

CONTACTS:

Investors:
       Joe Selner,
      Chief Financial Officer      920-491-7120

Media:
       Jon Drayna,
      Corporate Communications
      920-491-7006

Associated Banc-Corp declares 27-cent dividend

        GREEN BAY, Wis. – July 27, 2005 – The Board of Directors of Associated Banc-Corp (NASDAQ: ASBC) today declared a regular 27-cent cash dividend, payable Aug. 15 to shareholders of record Aug. 8. It is the company’s 142nd consecutive cash dividend, and represents an increase of 8 percent over the year-earlier dividend.

        Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified multibank holding company with total assets of $21 billion. Associated has more than 300 banking offices serving more than 170 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.AssociatedBank.com.